EXHIBIT 10.59

WEINGARTEN REALTY INVESTORS
EXECUTIVE MEDICAL REIMBURSEMENT PLAN
AND SUMMARY PLAN DESCRIPTION

(Effective as of January 1, 2010)

TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS	2
1.1	Active Employment (Actively at Work)	2
1.2	Affiliate	2
1.3	CEO	2
1.4	Claims Administrator	2
1.5	COBRA Administrator	2
1.6	Code	2
1.7	Covered Expense	2
1.8	Creditable Coverage	2
1.9	Dependent	2
1.10	Effective Date	4
1.11	Employee	4
1.12	Employer	4
1.13	ERISA	5
1.14	Full-Time	5
1.15	FMLA	5
1.16	FMLA Leave	5
1.17	Health Plan	5
1.18	HIPAA	5
1.19	HIPAA Notice Administrator	5
1.20	Participant	5
1.21	Plan	5
1.22	Plan Administrator	5
1.23	Plan Sponsor	5
1.24	Plan Year	5
1.25	Significant Break in Coverage	5
1.26	Spouse	6

ARTICLE II INTERPRETATION	6

ARTICLE III ELIGIBILITY AND PARTICIPATION	6
3.1	Eligibility for Coverage.	6
3.2	Enrollment for Coverage.	6
3.3	Effective Date of Coverage.	6
3.4	Termination of Participation.	7

ARTICLE IV FUNDING	8

ARTICLE V EXECUTIVE MEDICAL REIMBURSEMENT BENEFITS	8
5.1	Medical Reimbursement Benefits.	8
5.2	Limits and Exclusions.	9

ARTICLE VI CLAIMS PROCEDURES	10
6.1	General.	10
6.2	Definitions.	11
6.3	Initial Claim Procedure and Time Limits.	12

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6.4	Notification of Benefit Determination.	13
6.5	Appeal Procedures.	13
6.6	Benefit Determination on Review.	15
6.7	Calculating Time Periods.	16
6.8	Relevance to Claim.	16
6.9	Exhaustion of Administrative Remedies.	17
6.10	Action for Recovery.	17
6.11	Participant’s Responsibilities.	17
6.12	Unclaimed Benefits.	17

ARTICLE VII RIGHT OF SUBROGATION AND REIMBURSEMENT	18
7.1	Benefits Subject to this Provision.	18
7.2	When this Provision Applies.	19
7.3	Amount Subject to Subrogation or Reimbursement.	21
7.4	When Recovery Includes the Cost of Past or Future Expenses.	21
7.5	When a Participant Retains an Attorney.	22
7.6	When a Participant Does Not Comply.	22

ARTICLE VIII AMENDMENT OR TERMINATION	23
8.1	Right to Amend.	23
8.2	Right to Terminate.	23
8.3	Adoption of the Plan by Affiliates.	23

ARTICLE IX ADMINISTRATION	24
9.1	Allocation of Authority.	24
9.2	Powers and Duties of Plan Administrator.	24
9.3	Delegation by the Plan Administrator.	25
9.4	Rules and Decisions.	25
9.5	Facility of Payment for Incapacitated Participant.	26
9.6	Reporting Responsibilities.	26
9.7	Disclosure Responsibility.	26
9.8	Fiduciaries.	26
9.9	Complete and Separate Allocation of Fiduciary Responsibilities.	26
9.10	Disclaimer of Liability.	27
9.11	Indemnification.	27

ARTICLE X COBRA CONTINUATION COVERAGE	28
10.1	Continuation of Benefits under COBRA.	28
10.2	Election of COBRA Coverage.	28
10.3	Period of COBRA Coverage.	29
10.4	Contribution Requirements for COBRA Coverage.	30
10.5	Limitation on Qualified Beneficiary’s Rights to COBRA Coverage.	30
10.6	Extension of COBRA Coverage Period.	30
10.7	Responses to Inquiries Regarding Qualified Beneficiary’s Right to Coverage.	31
10.8	Coordination of Benefits - Medicare and COBRA.	32
10.9	Relocation and COBRA Coverage.	32
10.10	COBRA Coverage and HIPAA Special Enrollment Rules.	32
10.11	Definitions.	33
10.12	Qualified Beneficiary Notice Procedures.	34

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10.13	Special Second Election Period for Certain Eligible Individuals Who Did NotElect COBRA Continuation Coverage.	35
10.14	Questions and Other Information Regarding COBRA Coverage.	35

ARTICLE XI HIPAA PRIVACY AND SECURITY	36
11.1	HIPAA Privacy and Security in General.	36
11.2	Use and Disclosure of Protected Health Information.	36
11.3	Certification of Amendment of Plan Documents by Plan Sponsor.	38
11.4	Plan Sponsor Agrees to Certain Conditions for PHI.	38
11.5	Adequate Separation Between the Plan and the Plan Sponsor.	39
11.6	Limitations of PHI Access and Disclosure.	40
11.7	Noncompliance Issues.	40
11.8	Additional Requirements Imposed by the Health Information Technology for Economic and Clinical Health Act (“HITECH”).	40
11.9	Other Medical Privacy Laws.	40

ARTICLE XII MISCELLANEOUS LAW PROVISIONS	40
12.1	Rights of States for Group Health Plans where Participants are Eligible	40
12.2	Family and Medical Leave Act.	41
12.3	Uniformed Services Employment and Reemployment Rights Act.	42
12.4	Health Insurance Portability and Accountability Act.	42
12.5	Newborns’ and Mothers’ Health Protection Act.	44
12.6	Other Laws.	45
12.7	Invalidity of Particular Provision.	45
12.8	Acceptance of Terms and Conditions of the Plan by Participants.	45
12.9	Construction.	45
12.10	Non-Alienation of Benefits.	45
12.11	Limitation of Rights.	46
12.12	Costs and Expenses.	46
12.13	Overpayments.	46
12.14	Entire Plan.	46
12.15	Controlling Law.	47

ARTICLE XIII IMPORTANT ERISA INFORMATION	47

ARTICLE XIV STATEMENT OF ERISA RIGHTS	47

APPENDIX A	A-1

iii

WEINGARTEN REALTY INVESTORS
EXECUTIVE MEDICAL REIMBURSEMENT PLAN
AND SUMMARY PLAN DESCRIPTION

(Effective as of January 1, 2010)

Weingarten Realty Investors (the “Plan Sponsor”) hereby establishes the “Weingarten Realty Investors Executive Medical Reimbursement Plan and Summary Plan Description” (the “Plan”) effective as of January 1, 2010.  The Plan is maintained for the benefit of the eligible Employees of the Plan Sponsor and the other Employers that adopt the Plan.  The Plan is an “employee welfare benefit plan” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan is both the plan document and the summary plan description as required for compliance with ERISA.

The Plan provides reimbursement of medical expenses to Participants in accordance with the terms, conditions and limitations of the Plan.  Please review this Plan carefully before you assume that any expense you incur for services will be eligible for payment or reimbursement under the Plan.  You should pay particular attention to the provisions in this Plan concerning exclusions and limitations on coverage.

The masculine gender of words used in this document include the feminine gender, and words used in the singular include the plural, and vice-versa, when applicable.  Terms with initial capital letters used in this Plan are defined in Article I.

FOREWORD

The benefits provided under the Plan are for the exclusive benefit of the eligible Employees of the Employer.  These benefits are intended to be continued indefinitely, however, the Plan Sponsor reserves the unilateral right and discretion to make any changes, without advance notice, to the Plan that it deems to be necessary or appropriate, in its discretion, to comply with applicable law, regulation or other authority issued by a governmental entity.  The Plan Sponsor also reserves the unilateral right and discretion to amend, modify, or terminate, without advance notice, all or any part of the Plan and to make any other changes that it deems necessary or appropriate in its discretion.  Changes in the Plan may occur in any or all parts of the Plan, including coverage limitations set forth in the Plan.  You should not, therefore, assume that the benefits that are provided under the Plan will continue to be available or remain unchanged, and you should disregard any information or communication (written or oral) that would seem to limit the Plan Sponsor’s absolute right and discretion to terminate, suspend, discontinue or amend such benefits.  Furthermore, the Plan Administrator reserves the unilateral right to interpret, construe, construct and administer the terms and provisions of the Plan, in its discretion, including correcting any error or defect, supplying any omission, reconciling any inconsistency, and making all decisions concerning benefits, including any factual determinations, that may impact eligibility or a claim for benefits.  Decisions made by the Plan Administrator regarding benefits will be final and binding on all interested persons and subject only to the claims appeal procedures of the Plan.

ARTICLE I
DEFINITIONS

The following terms, where capitalized, shall have the meanings set forth below when used in this Plan, unless a different meaning is plainly required by the context:

1.1   Active Employment (Actively at Work) means performance by the Employee of all the regular duties of his occupation at an established business location of the Employer, or at another location to which he may be required to travel to perform the duties of his employment.  An Employee will be deemed Actively at Work (a) if the Employee is absent from work due to a health factor, or (b) on any day that is not one of the Employer’s scheduled work days, provided that the Employee met the criteria above for “Actively at Work” on the preceding scheduled work day.  In no event will an Employee be considered Actively at Work if he has effectively terminated employment with the Employer.

1.2   Affiliate means a corporation or other entity that is controlled by the Plan Sponsor, or under common control with the Plan Sponsor, as determined by the Plan Sponsor after taking into consideration the common control rules under Section 3(40)(B) of ERISA (multiple employer welfare associations).

1.3   CEO means the Chief Executive Officer of the Plan Sponsor.

1.4   Claims Administrator means the Plan Administrator.

1.5   COBRA Administrator means the Plan Administrator.

1.6   Code means the Internal Revenue Code of 1986, as amended.

1.7   Covered Expense means an expense that is eligible for reimbursement under the Plan in accordance with its terms and conditions.

1.8   Creditable Coverage means coverage of the Employee under the Plan and any other group health plan, or under an HMO, Medicaid, Medicare, or public health plan, as well as other types of applicable health coverage as set forth in HIPAA and its regulations.  Days in a waiting period or affiliation period under other health plans are not counted as Creditable Coverage.  Days of coverage under a health plan prior to a Significant Break in Coverage are not counted as Creditable Coverage.

1.9   Dependent means an individual who meets the following criteria:

(a)	The Spouse of a Participant not employed by the Plan Sponsor or another Employer;

(b)	An unmarried Child from birth to age 19;

(c)	An unmarried Child from 19 to 25 years of age who is a full-time student and who qualifies as the Participant’s dependent for federal income tax purposes under Section 152 of the Code; or

(d)
An unmarried Child, regardless of age, who is incapable of self-sustaining employment by reason of mental or physical disability and who qualifies as the Participant’s dependent for federal income tax purposes under Section 152 of the Code, for so long as the disability persists, provided that the disability commenced before the Child reached age 19, or age 25 if covered as a full-time student.  The Plan Administrator  reserves the right to require, at the Plan Administrator’s expense, an independent medical, psychiatric, or psychological evaluation in connection with any annual review of the Child’s disabled status.  In order to obtain or retain such coverage, the Dependent must submit to any such required evaluations.

The term “Child” means the following:

(a)	A natural child;

(b)	A step-child by legal marriage whose primary household is the Employee’s residence;

(c)	A legally adopted child or child who has been placed for adoption with the Employee by a court of competent jurisdiction;

(d)
A Child of the Participant’s Child, if such Child is dependent on the Participant for more than one-half of his support and is the Participant’s dependent for federal income tax purposes under Section 152 of the Code; or

(e)
A child not listed above (i) whose primary residence is the Participant’s household, (ii) to whom the Participant is the legal guardian or related by blood or marriage, (iii) who is dependent on the Participant for more than one-half of his support, and (iv) is the Participant’s dependent for federal income tax purposes under Section 152 of the Code.

For purposes of subsection (a) in the definition of Dependent, a Spouse will only be a Dependent if the Spouse is not eligible for coverage under his employer’s plan, unless:

(a)	The Spouse is considered a temporary employee (working less than 6 consecutive months).

(b)	The Spouse is a part-time employee (working less than 25 hours per week).

(c)	The Spouse is required to pay more that 50% of his or her employer’s premium.

For purposes of subsection (c) in the definition of Dependent, a student who would otherwise cease to be a full-time student due to a “medically necessary leave of absence”, as defined below, will be deemed to continue to be a full-time student until the date that is one (1) year after the first day of the medically necessary leave of absence.  A “medically necessary leave of absence” means a leave of absence, or any other change in enrollment, from a postsecondary educational institution that:

(a)	Commences while such Child is suffering from a serious illness or injury;

(b)	Is medically necessary, as determined by the Plan Administrator; and

(c)	Causes the Child to cease to be considered a full-time student by such institution.

The Plan Administrator may require written certification by the Child’s treating physician that the Child is suffering from a serious illness or injury and that the leave of absence (or other change of enrollment) is medically necessary.

An individual who is on active full-time military duty in the armed forces of any country is not a Dependent under the Plan, except as provided in Section 12.3.

An Employee cannot be the Dependent of another Employee.  Only one of two married Participants may submit expenses for Dependents.

At any time, the Plan Administrator may require acceptable proof that a Spouse or a child qualifies or continues to qualify as a Dependent under the Plan.  An Employee will be required to reimburse the Plan for any benefits or reimbursements provided on behalf of an individual as a Dependent at a time when such individual did not satisfy the Dependent eligibility requirements specified above.

1.10        Effective Date means January 1, 2010, i.e., the effective date of the Plan.

1.11        Employee means any individual who (a) is considered to be in an employer-employee relationship with the Employer on the payroll records of the Employer for purposes of federal income tax withholding and (b) regularly provides personal services at a usual and customary place of employment with the Employer.  The term “Employee” does not include any person during any period that such person was classified on the Employer’s records as other than an Employee.  For example, “Employee” shall not include anyone classified on the Employer’s records as an independent contractor, agent, leased employee, or similar classification, regardless of a determination by a governmental agency that any such person is or was a common law employee of the Employer.  Furthermore, Employees who are non-resident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be considered Employees who are eligible to participate in the Plan.

1.12        Employer means the Plan Sponsor or any Affiliate that has adopted the Plan with the consent of the Plan Sponsor.  The adopting Employers of the Plan are listed in Appendix A (attached hereto), as such Appendix may be revised from time to time by the Plan Sponsor without the need for a formal amendment to the Plan.

1.13        ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.14        Full-Time means an Employee is regularly scheduled to work at least thirty (30) hours per week for an Employer.

1.15        FMLA means the Family and Medical Leave Act of 1993, as amended from time to time, and the regulations and other authority issued thereunder by the appropriate governmental authority.

1.16        FMLA  Leave means a leave of absence that the Employer is required to extend to an Employee under the provisions of the FMLA.

1.17        Health Plan means the Weingarten Realty Investors Employee Benefit Plan, as it may be amended from time to time.

1.18        HIPAA means the Health Insurance Portability and Accountability Act of 1996, as amended.

1.19        HIPAA Notice Administrator means the Plan Administrator.

1.20        Participant means an Employee of an Employer who meets the requirements for eligibility as set forth in Article III and who is automatically enrolled in the Plan.  A person shall cease to be a Participant when he no longer meets the requirements for eligibility as set forth in applicable provisions of the Plan.

1.21        Plan means the Weingarten Realty Investors Executive Medical Reimbursement Plan, which consists of this Plan and Summary Plan Description (including any appendices attached hereto), as amended from time to time.

1.22        Plan Administrator means Weingarten Realty Investors, which has the authority and responsibility to manage and direct the operation of the Plan in its discretion.  The Plan Administrator may assign or delegate duties to third parties, either under the terms of the Plan, or by means of a separate written agreement.

1.23        Plan Sponsor means Weingarten Realty Investors, or its successor in interest.

1.24        Plan Year means each twelve (12) month calendar year commencing January 1st and ending on December 31st.

1.25        Significant Break in Coverage means a period of sixty-three (63) consecutive days for which the Employee did not have any Creditable Coverage.  Waiting periods and days in an affiliation period are not taken into account in determining a Significant Break in Coverage.  In addition, for an individual who elects COBRA continuation coverage during the second election period provided under the Trade Act of 2002 or, the American Recovery and Reinvestment Act of 2009, the days between the date the individual lost coverage under the Plan and the first day of the second COBRA election period are not taken into account in determining a Significant Break in Coverage.

1.26        Spouse means a person of the opposite sex to whom an Employee is lawfully married, which marriage was solemnized, authenticated and recorded as required by the state in which the marriage took place, to the extent such state requirements are consistent with the federal Defense of Marriage Act, P.L. 104-199, but shall not include an individual separated from the Employee under a legal separation or divorce decree.  The term “Spouse” shall also include a common law spouse if the Employee resides in a state which recognizes common law marriages and meets the requirements for common law marriage in that state.  The Employee must provide proof of a common law marriage as reasonably requested by the Plan Administrator.

ARTICLE II
INTERPRETATION

The Plan and Summary Plan Description, as required by ERISA, consist of this document including any appendices attached hereto.  If there is a conflict between a term or provision of the Plan and any other document describing the Plan, and such conflict involves a term or provision required by ERISA, the Code or other controlling law, on the one hand, and a term or provision not so required on the other, the term or provision required by controlling law shall control.  This determination shall be made by the Plan Administrator.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1	Eligibility for Coverage.

A Full-Time Employee is eligible to participate in the Plan on the day the Employee is both: (a) Actively at Work as an officer of the Employer, as determined by the Plan Administrator, and (b) covered by the Health Plan, as determined by the Plan Administrator.  In order for a Dependent’s expenses to be Covered Expenses, the Dependent must be covered by the Health Plan or another employer-sponsored group health plan.

The Active Employment requirement shall not, however, prevent or delay coverage of an Employee who is on FMLA Leave or deprive such an Employee of any enhancement of benefits provided under the Plan while on FMLA Leave.

3.2	Enrollment for Coverage.

Enrollment in the Plan is automatic for an eligible Employee when the eligible Employee satisfies the eligibility requirements in Section 3.1.

3.3	Effective Date of Coverage.

An eligible Employee’s coverage will become effective on the date the eligible Employee meets the requirements for eligibility in Section 3.1.

3.4	Termination of Participation.

Except as provided in Article X, a covered Employee’s coverage under the Plan will terminate at midnight on the earliest of the following:

(a)	The date on which the covered Employee’s employment with the Employer is terminated;

(b)	The date on which the covered Employee fails to meet the criteria for eligibility under the Plan, including loss of coverage under the Health Plan;

(c)	The date on which the covered Employee has been on a medical leave of absence for six consecutive months, as determined by the Plan Administrator;

(d)	The date on which the Plan is terminated or amended, resulting in the covered Employee’s loss of coverage;

(e)	The date on which the covered Employee dies;

(f)	The date on which the covered Employee is absent from employment for more than 31 days for a period of duty in the uniformed services, except as provided under Section 12.3; or

(g)
The date on which the covered Employee falsifies information provided to the Plan, fraudulently or deceptively uses Plan services, or knowingly permits such fraud or deception by another person, including submitting expenses for reimbursement of a person as a Spouse or other Dependent who does not qualify as a Dependent under the terms of this Plan.

An individual’s expenses will no longer be reimbursed as a Dependent’s Covered Expenses under the Plan as of midnight on the earliest of the following:

(a)	The date on which the Plan is terminated or amended to no longer reimburse a Dependent’s expenses;

(b)	The date on which the individual ceases to be an eligible Dependent under the Plan, including loss of coverage under a group health plan, including the Health Plan;

(c)	The date on which all or any part of the Employee’s coverage terminates; or

(d)	The date on which the Dependent falsifies information provided to the Plan, fraudulently or deceptively uses Plan services, or knowingly permits such fraud or deception by another person.

A covered Employee is responsible for notifying the Plan Administrator as soon as possible (but in no event later than any applicable period prescribed by COBRA or as otherwise expressly provided herein) if one of the changes or events occurs that causes coverage under the Plan to terminate.

expressly provided herein) if one of the changes or events occurs that causes coverage under the Plan to terminate.

ARTICLE IV
FUNDING

Nothing herein requires the Employer or the Plan Administrator to contribute to or under the Plan, or to maintain any fund or segregate any amount for the benefit of any Participant.  No Participant or Employee shall have any right to, or interest in, the assets of any Employer as the result of coverage under the Plan until actually paid.

ARTICLE V
EXECUTIVE MEDICAL REIMBURSEMENT BENEFITS

5.1	Medical Reimbursement Benefits.

The Plan will reimburse a Participant’s Covered Expenses. A Covered Expense is an expense incurred by a Participant (or his eligible Dependent) that meets the following requirements:

(a)	It is paid by the Participant out-of-pocket;

(b)	It is for medical care, as defined by Section 213 of the Code;

(c)	It would be eligible for payment or reimbursement by the Health Plan except:

(i)	The expense was incurred by a Dependent who is not enrolled in the Health Plan;

(ii)	The expense counts towards a deductible, co-insurance, co-share amount, or co-payment amount under the Health Plan; or

(iii)	The expense exceeds an annual or lifetime limit under the Health Plan.

5.2	Limits and Exclusions.

Each Participant (together with his Dependents) is subject to the following total, combined reimbursement limits under the Plan:

Type of Limit	Limit Amount
Total Combined Annual Maximum Reimbursement Limit*	Plan Entry Date	Officer Level 1	Officer Level 2	Officer Level 3	Officer Level 4	Officer Level 5
	Before 2007	No limit	No limit	No limit	No limit	No limit
	1-1-2007 to Present	$25,000	$20,000	$15,000	$10,000	$7,500
Annual Vision Limit**	$400 per Participant and each eligible Dependent
Annual Speech Therapy Limit**	20 visits per Participant and each eligible Dependent
Annual Chiropractic Services Limit**	$1,000 per Participant and each eligible Dependent
Annual Physical Therapy Limit**	25 visits per Participant and each eligible Dependent
Annual Dental Limit**	$1,500 per Participant and each eligible Dependent
Lifetime Orthodontia Limit**	$1,500 per Participant and each eligible Dependent
Lifetime Lasik Surgery Limit	One-time reimbursement for Participant only – no coverage for Dependent expenses
Annual Physical	Once per Plan Year reimbursement for Participant and Participant’s Spouse only – does not count toward Annual Maximum Reimbursement Limit
Out-of-Network Per Claim Limit (medical and dental)	Expenses incurred outside of the Health Plan’s network will only be reimbursed up to 50% over the “allowable amount” (defined by the Health Plan) as determined by the Plan Administrator.

*Annual physical does not count toward the annual maximum reimbursement limit.

Officer Level 1 – Executive Vice President
Officer Level 2 – Department Head Senior Vice President
Officer Level 3 – Department Head Vice President
Officer Level 4 – Department Head Regional Vice President
Officer Level 5 – Department Head Area Vice President; Non-Department Head Divisional Vice President

**These annual limits apply to benefits provided under the Plan and are in addition to any benefits provided under the Health Plan.

The following are not Covered Expenses under the Plan:

(a)	An expense that is paid or reimbursed by the Health Plan or any other health plan, insurance arrangement, health savings account, or other source.

(b)	Any service or supply not specifically identified as a Covered Expense, unless determined otherwise by the Plan Administrator.

(c)
Services or supplies received before coverage begins (including those received when coverage is delayed because the Participant has not started Active Employment or as related to the transition from prior medical coverage to this Plan as determined by the Plan Administrator).

(d)	Services or supplies received after coverage has ended.

(e)	Services that are covered by any workers’ compensation or occupational disease law or insurance policy.

(f)	Services that are unlawful where the person resides when the service is rendered.

(g)	No advances will be paid for future or projected expenses.

(h)
Contributions or premiums paid for coverage under the Health Plan or other health coverage, including contributions or premiums paid for health coverage under a plan maintained by the employer of either the Participant’s Spouse or Dependent.

The Plan is intended to pay benefits solely for otherwise unreimbursed medical expenses.  Accordingly, it shall not be considered a group health plan for coordination of benefits purposes, and benefits under the Plan shall not be taken into account when determining benefits payable under any other plan and, except to the extent provided in Article V to determine whether an expense is a Covered Expense, benefits under any other plan shall not be taken into account when determining benefits payable under the Plan.

ARTICLE VI
CLAIMS PROCEDURES

6.1	General.

(a)
An initial Claim for benefits under the Plan shall be submitted in accordance with, and to the party designated under, the administrative procedures established by the Plan Administrator (or its delegate).  The Plan Administrator may require original receipts, original “explanation of benefits”, and proof of payment to the provider as proof of an incurred Covered Expense.

Claims will be reimbursed on a quarterly basis in accordance with the following schedule:

If the Claim is received by…	March 15	June 15	September 15	December 15
Reimbursement will be made by…	March 31	June 30	September 30	December 31

(b)	A Claim for benefits must be submitted not later than twelve (12) months after the date that the Claim arises.

(c)
In the event that a Claim, as originally submitted, is not complete, the Claimant shall be notified and then have the responsibility for providing the missing information within the timeframe stated in such notification.

(d)
The claims procedures applicable to Claims made for benefits under the Plan do not include casual or general inquiries regarding eligibility or particular benefits that may be provided under the Plan.  In order for an “inquiry” to constitute a Claim for benefits or an appeal of an Adverse Benefit Determination, a Participant must follow the claim procedures set forth in this Article VI.

6.2	Definitions.

(a)
Adverse Benefit Determination means any of the following: (i) a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for a benefit under the Plan, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of a Participant’s eligibility to participate in the Plan; (ii) a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, a benefit under the Plan, resulting from the application of precertification procedures or other utilization review procedures; and (iii) a failure to cover an item or service for which benefits under the Plan are otherwise provided because it is determined to be experimental and/or investigational or not medically necessary or because another exclusion applies under the Plan.

(b)	Adverse Benefit Determination on Review means the upholding or affirmation of an appealed Adverse Benefit Determination.

(c)	Benefit Determination means a determination by the Claims Administrator on a Claim for benefits under the Plan, whether or not an Adverse Benefit Determination.

(d)	Benefit Determination on Review means a determination by the Claims Administrator on an appeal of an Adverse Benefit Determination, whether or not an Adverse Benefit Determination on Review.

(e)	Claim means a claim for a benefit under the Plan for reimbursement or consideration of payment for the cost of medical care that has already been rendered.

(f)	Claimant means a Participant under the Plan, or his authorized representative or health care provider, who is designated by the Participant to act on his behalf.

(g)	Health Care Professional means a physician or other health care service provider who is licensed, accredited, or certified to perform the specified health services consistent with state law.

6.3	Initial Claim Procedure and Time Limits.

(a)	Initial Claim Process.

A Claim and all required documentation shall be filed in writing with the Claims Administrator and decided within the applicable timeframe under federal law, regardless of whether all information required to perfect the Claim is included.  The timeframe for decision begins upon receipt by the Claims Administrator of a Claim submitted by the Claimant in accordance with the Plan’s claims procedures, and is contingent upon the type of Claim that is submitted, whether the Claim submitted is a complete Claim or incomplete Claim, whether additional information is required and whether an extension is required to make a decision on the Claim.

(b)	Timing of Notification. The Claims Administrator shall notify the Claimant of the Plan’s Benefit Determination, as follows:

(i)
The Claims Administrator shall render a Benefit Determination and provide notice to the Claimant of any such Adverse Benefit Determination within a reasonable period of time, but not later than thirty (30) days after receipt of the Claim.  This period may be extended one time by the Plan for up to fifteen (15) days, provided that the Claims Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant, prior to the expiration of the initial thirty (30) day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.  If such an extension is necessary due to a failure of the Claimant to submit the information necessary to decide the Claim, the notice of extension shall specifically describe the required information, and the Claimant shall be afforded at least forty-five (45) days from receipt of the notice within which to provide the specified information.

(ii)	Notification of an Adverse Benefit Determination made hereunder shall be made in accordance with Section 6.4.

6.4	Notification of Benefit Determination.

(a)
Except as provided in Section 6.4(b), the Claims Administrator shall provide a Claimant with written or electronic notification of any Adverse Benefit Determination.  The notification shall set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason or reasons for the Adverse Benefit Determination;

(ii)	reference to the specific Plan provisions upon which the determination is based;

(iii)	a description of additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary;

(iv)
a description of the Plan’s appeal procedures and time limits applicable to such procedures along with a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on Review;

(v)	if the Adverse Benefit Determination is based upon:

(A)
an internal rule, guideline, protocol, or other similar criterion, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Benefit Determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the Claimant upon request; or

(B)
a medical necessity or experimental and/or investigational treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

6.5	Appeal Procedures.

(a)	Filing an Appeal.

(i)
Each Claimant shall have a reasonable opportunity to appeal an Adverse Benefit Determination to the Plan Administrator as set forth hereafter.  The Claimant must complete all of the administrative review steps available through the Claims Administrator before any appeal to the Plan Administrator is permitted under the Plan.

(ii)	The Claimant shall have one-hundred eighty (180) days following receipt of notification of an Adverse Benefit Determination within which to file an appeal of said Determination.

(iii)	The Claimant shall be provided a reasonable opportunity for full and fair review of an Adverse Benefit Determination, in accordance with the provisions of Section 6.5(b).

(b)	Review Procedures.

(i)	Each Claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the Claim that is the subject of the appeal.

(ii)
Each Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s Claim for benefits under the Plan. Whether a document, record, or other information is “relevant” to a Claim for benefits under the Plan shall be determined by reference to Section 6.8.

(iii)
The appeal shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the Claim, without regard to whether such information was submitted or considered in the initial Benefit Determination.

(iv)
The appeal shall not afford deference to the initial Adverse Benefit Determination and shall be conducted by a decision maker who is neither the individual who made the Adverse Benefit Determination that is on appeal nor the subordinate of such decision maker.

(v)
In deciding an appeal of an Adverse Benefit Determination that is based in whole or in part on a medical judgment, the decision maker shall consult with a Health Care Professional who has appropriate training and experience in the field of medicine involving the medical judgment.

(vi)
All medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Adverse Benefit Determination on appeal shall be identified without regard to whether the advice was relied upon in making the Adverse Benefit Determination.

(vii)
All Health Care Professionals engaged for purposes of consultation under Section 6.5(b)(v) shall be an individual who is neither an individual who was consulted in connection with the Adverse Benefit Determination that is on appeal, nor the subordinate of such individual.

6.6	Benefit Determination on Review.

(a)	Timing of Notification.

(i)
The Plan Administrator shall notify the Claimant in accordance with Section 6.6(b), of the Plan’s Benefit Determination on Review within a reasonable period of time, but not later than sixty (60) days after receipt by the Plan of the Claimant’s appeal of an Adverse Benefit Determination.

(ii)
In the case of an Adverse Benefit Determination on Review, the Plan Administrator shall provide access to, and copies of, documents, records, and other information described in Sections 6.6(b)(iii) and (v) as appropriate.

(b)	Manner and Content of Notification of Benefit Determination on Review.

The Plan Administrator shall provide a Claimant with written or electronic notification of the Plan’s Benefit Determination on Review.  In the case of an Adverse Benefit Determination on Review, the notification shall set forth in a manner calculated to be understood by the Claimant:

(i)	The specific reason or reasons for the Adverse Benefit Determination on Review;

(ii)	Reference to the specific Plan provisions upon which the Adverse Benefit Determination on Review is based;

(iii)
A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s Claim for benefits under the Plan (whether a document, record, or other information is relevant to a Claim for benefits shall be determined by reference to Section 6.8);

(iv)	A statement of the Claimant’s right to bring an action under Section 502(a) of ERISA following an Adverse Benefit Determination on Review;

(v)	If the Adverse Benefit Determination on Review is based upon:

(A)
an internal rule, guideline, protocol, or other similar criterion, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Benefit Determination on Review and that a copy of the rule, guideline, protocol, or other similar criterion will be provided, free of charge, to the Claimant upon request; or

(B)
a medical necessity or experimental and/or investigational treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided, free of charge, upon request; and

(vi)
The following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor office and your state insurance regulatory agency.”

6.7	Calculating Time Periods.

For the purposes of Sections 6.3 and 6.6(a), the period of time within which a Benefit Determination or a Benefit Determination on Review is required to be made, shall begin at the time a Claim or appeal, as the case may be, is filed in accordance with the procedures of the Plan, without regard to whether all information necessary to make a Benefit Determination or a Benefit Determination on Review, as the case may be, accompanies the filing.  In the event that a period of time is extended as permitted under Section 6.3 or 6.6(a) due to a Claimant’s failure to submit information necessary to decide a Claim or the appeal, the period for making the Benefit Determination or the Benefit Determination on Review shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

6.8	Relevance to Claim.

For the purposes of Sections 6.5(b)(ii) and 6.6(b)(iii), a document, record, or other information shall be considered “relevant” to a Claimant’s Claim if such document, record, or other information:

(a)	was relied upon in making the Benefit Determination;

(b)
was submitted, considered, or generated in the course of making the Benefit Determination, without regard to whether such document, record, or other information was relied upon in making the Benefit Determination;

(c)	demonstrates compliance with any administrative processes and safeguards in making the Benefit Determination; or

(d)
constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the Claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the Benefit Determination.

6.9	Exhaustion of Administrative Remedies.

No action at law or in equity may be brought to recover under the Plan until all administrative remedies, including the appeal procedures, have been exhausted.  If a Claimant fails to file a timely Claim, or if the Claimant fails to request a review in accordance with the Plan’s claim procedures outlined herein, such Claimant shall have no right of review and shall have no right to bring any action in any court.  The denial of the Claim shall become final and binding on all persons for all purposes.

6.10	Action for Recovery.

Subject to Section 6.9, no action at law or in equity may be brought for recovery under the Plan sooner than sixty (60) days or later than one (1) year from the time written proof of a Claim is required to be furnished.

6.11	Participant’s Responsibilities.

Each Participant shall be responsible for providing the Plan Administrator and/or the Employer with the Participant’s current U.S. mailing address and electronic address.  Any notices required or permitted to be given hereunder shall be deemed given if directed to such address furnished by the Participant and mailed by regular United States mail or by electronic means as specified in Section 2520.104b-l(c) of ERISA.  The Plan Administrator, the Plan Sponsor and the Employer shall not have any obligation or duty to locate a Participant.  In the event that a Participant becomes entitled to a payment under the Plan and such payment is delayed or cannot be made:

(a)	because the current address according to the Plan Administrator’s records is incorrect;

(b)	because the Participant fails to respond to the notice sent to the current address according to the Plan Administrator’s records;

(c)	because of conflicting claims to such payments; or

(d)	for any other reason;

the amount of such payment, if and when made, shall be determined under the provisions of the Plan without payment of any interest or earnings.

6.12	Unclaimed Benefits.

If, within twelve (12) months after any amount becomes payable hereunder to a Participant, and the same will not have been claimed or any check issued under the Plan remains uncashed, provided reasonable care will have been exercised in attempting to make such payments, the amount thereof will be forfeited and will cease to be a liability of the Plan.

ARTICLE VII
RIGHT OF SUBROGATION AND REIMBURSEMENT

The provisions of this Article VII shall govern and control the Plan’s rights to subrogation and reimbursement.  The Plan reserves all its subrogation and reimbursement rights, at law and in equity, to the full extent not contrary to applicable law, as determined by the Plan Administrator.

The Plan Administrator may, in its discretion, designate a third party service provider or other person or entity to exercise the rights described in this Article VII on behalf of the Plan.  In addition, the Plan Administrator may, in its discretion and on a case-by-case basis, waive or limit any of the subrogation and reimbursement rights set forth in this Article VII on behalf of the Plan to the extent deemed appropriate.  Any such waiver or limitation in a particular case will not limit or diminish in any way the Plan’s rights in any other instance or at any other time.

7.1	Benefits Subject to this Provision.

This Article VII will apply to all benefits provided under the Plan.  For purposes of this Article, terms are defined as follows:

(a)
“Recovery” means any and all monies and property paid by a Third Party to (i) the Participant, (ii) the Participant’s attorney, assign, legal representative, or Beneficiary, (iii) a trust of which the Participant is a beneficiary, or (iv) any other person or entity on behalf of the Participant, by way of judgment, settlement, compromise or otherwise (no matter how those monies or property may be characterized, designated or allocated and irrespective of whether a finding of fault is made as to the Third Party) to compensate for any losses or damages caused by, resulting from, or in connection with, the injury or illness.

(b)
“Reimbursement” means repayment to the Plan for medical or other benefits that it has paid to or on behalf of the Participant toward care and treatment of the injury or illness and for the expenses incurred by the Plan in collecting this amount, including the Plan’s equitable rights to recovery.

(c)	“Subrogation” means the Plan’s right to pursue the Participant’s claims against a Third Party for any or all medical or other benefits or charges paid by the Plan.

(d)
“Third Party” means any individual or entity, other than the Plan, who is or may be liable, or legally or equitably responsible, to pay expenses, compensation or damages in connection with a Participant’s injury or illness.

The term “Third Party” will include the party or parties who caused the injury or illness; the insurer, guarantor or other indemnifier or indemnitor of the party or parties who caused the injury or illness; a Participant’s own insurer, such as an uninsured, underinsured, medical payments, no fault, homeowner’s, renter’s or any other liability insurer; a workers’ compensation insurer; and any other individual or entity that is or may be liable or legally or equitably responsible for Reimbursement or payment in connection with the injury or illness.

7.2	When this Provision Applies.

A Participant may incur medical or other charges related to any injury or illness caused by the act or omission of a Third Party.  Consequently, such Third Party may be liable, or legally or equitably responsible, for payment of charges incurred in connection with the injury or illness.  If so, the Participant may have a claim against that Third Party for payment of the medical or other charges.  In that event, the Plan will be secondary payer, not primary, and the Plan will be Subrogated to all rights the Participant may have against that Third Party.

Furthermore, the Plan will have a right of first and primary Reimbursement enforceable by an equitable lien against any Recovery paid by the Third Party.  The equitable lien will be equal to 100% of the amount of benefits paid by the Plan for the Participant’s injury or illness and expenses incurred by the Plan in enforcing the provisions of this Article VII (including, without limitation, attorneys’ fees and costs of suit, and without regard to the outcome of such an action), regardless of whether or not the Participant has been made whole by the Third Party.  This equitable lien will attach to the Recovery regardless of whether (a) the Participant receives the Recovery or (b) the Participant’s attorney, a trust of which the Participant is a beneficiary, or other person or entity receives the Recovery on behalf of the Participant.  This right of Reimbursement enforceable by an equitable lien is intended to entitle the Plan to equitable relief under Section 502(a)(3) of ERISA, and will be construed accordingly.

As a condition to receiving benefits under the Plan, the Participant hereby agrees to immediately notify the Plan Administrator, in writing, of whatever benefits are payable under the Plan that arise out of any injury or illness that provides, or may provide, the Plan with Subrogation and/or Reimbursement rights under this Article VII.

The Plan’s equitable lien supersedes any right that the Participant may have to be “made whole.”  In other words, the Plan is entitled to the right of first Reimbursement out of any Recovery the Participant procures, or may be entitled to procure, regardless of whether the Participant has received compensation for any or all of his damages or expenses, including any of his attorneys’ fees or costs.  Additionally, the Plan’s right of first and primary Reimbursement will not be reduced for any reason, including attorneys’ fees, costs, comparative negligence, limits of collectability or responsibility, or otherwise.  The Plan is not responsible for a Participant’s legal fees and costs, is not required to share in any way for any payment of such fees and costs, and its equitable lien will not be reduced by any such fees and costs.  As a condition to coverage and receiving benefits under the Plan, the Participant agrees that acceptance of benefits, as well as participation in the Plan, is constructive notice of the provisions of this Article VII, and Participant hereby automatically grants an equitable lien to the Plan to be imposed upon and against all rights of Recovery with respect to Third Parties, as described above.

In addition to the foregoing, the Participant:

(a)
Authorizes the Plan to sue, compromise and settle in the Participant’s name to the extent of the amount of medical or other benefits paid for the injury or illness under the Plan and the expenses incurred by the Plan in collecting this amount, and assigns to the Plan the Participant’s rights to Recovery when the provisions of this Article VII apply;

(b)	Must notify the Plan in writing of any proposed settlement and obtain the Plan’s written consent before signing any release or agreeing to any settlement; and

(c)
Must cooperate fully with the Plan in its exercise of its rights under this Article VII, do nothing that would interfere with or diminish those rights, and furnish any information as required by the Plan to exercise or enforce its rights hereunder.

Furthermore, the Plan Administrator reserves the absolute right and discretion to require a Participant who may have a claim against a Third Party for payment of medical or other charges that were paid, or are payable, by the Plan to execute and deliver a Subrogation and Reimbursement agreement acceptable to the Plan Administrator (including execution and delivery of a Subrogation and Reimbursement agreement by any parent or guardian on behalf of a covered Dependent, even if such Dependent is of majority age) and, subject to Section 7.5, that acknowledges and affirms: (i) the conditional nature of medical or other benefits payments which are subject to Reimbursement and (ii) the Plan’s rights of full Subrogation and Reimbursement, as provided in this Article VII (“S&R Agreement”).

When a right of Recovery exists, and as a condition to any payment by the Plan (including payment of future benefits for the same or other illnesses or injuries), the Participant will execute and deliver all required instruments and papers, including any S&R Agreement provided by the Plan, as well as doing and providing whatever else is needed, to secure the Plan’s rights of Subrogation and Reimbursement, before any medical or other benefits will be paid by the Plan for the injury or illness.  The Plan may file a copy of an S&R Agreement signed by the Participant and his attorney (and if applicable, signed by the parent or guardian on behalf of the covered Dependent) with such other entities, or the Plan may notify any other parties of the existence of Plan’s equitable lien; provided, the Plan’s rights will not be diminished if it fails to do so.

To the extent the Plan requires execution of an S&R Agreement by a Participant (and his attorney, as applicable), a Participant’s claim for any medical or other benefits for any injury or illness will be incomplete until an executed S&R Agreement is submitted to the Plan Administrator.  Such S&R Agreement must be submitted to the Plan Administrator within the timeframe applicable to the particular type of benefits claimed by the Participant, as specified in the Plan’s claims procedures.  Any failure to timely submit the required S&R Agreement in accordance with the Plan’s claims procedures will constitute the basis for denial of the Participant’s claim for benefits for the injury or illness, and will be subject to the Plan’s claims appeal procedures.

The Plan Administrator may determine, in its sole discretion, that it is in the Plan’s best interests to pay medical or other benefits for the injury or illness before an S&R Agreement and other papers are signed and actions taken (for example, to obtain a prompt payment discount); however, in that event, any payment by the Plan of such benefits prior to or without obtaining a signed S&R Agreement or other papers will not operate as a waiver of any of the Plan’s Subrogation and Reimbursement rights and the Plan still will be entitled to Subrogation and

Reimbursement.  In addition, the Participant will do nothing to prejudice the Plan’s right to Subrogation and Reimbursement, and hereby acknowledges that participation in the Plan precludes operation of the “made whole” and “common fund” doctrines.  A Participant who receives any Recovery has an absolute obligation to immediately tender the Recovery (to the extent of 100% of the amount of benefits paid by the Plan for the Participant’s injury or illness and expenses incurred by the Plan in enforcing the provisions of this Article VII, including attorneys’ fees and costs of suit, regardless of an action’s outcome) to the Plan under the terms of this Article VII.  A Participant who receives any such Recovery and does not immediately tender the Recovery to the Plan will be deemed to hold such Recovery in constructive trust for the Plan because the Participant is not the rightful owner of such Recovery to the extent the Plan has not been fully reimbursed.  By participating in the Plan, or receiving benefits under the Plan, the Participant automatically agrees, without further notice, to all the terms and conditions of this Article VII and any S&R Agreement.

The Plan Administrator has maximum discretion to interpret the terms of this Article VII and to make changes in its interpretation as it deems necessary or appropriate.

7.3	Amount Subject to Subrogation or Reimbursement.

Any amounts Recovered will be subject to Subrogation or Reimbursement, even if the payment the Participant receives is for, or is described as being for, damages other than medical expenses or other benefits paid, provided or covered by the Plan.  This means that any Recovery will be automatically deemed to first cover the Reimbursement, and will not be allocated to or designated as reimbursement for any other costs or damages the Participant may have incurred, until the Plan is reimbursed in full and otherwise made whole.  In no case will the amount subject to Subrogation or Reimbursement exceed the amount of medical or other benefits paid for the injury or illness under the Plan and the expenses incurred by the Plan in collecting this amount.  The Plan has a right to recover in full, without reduction for attorneys’ fees, costs, comparative negligence, limits of collectability or responsibility, or otherwise, even if the Participant does not receive full compensation for all of his charges and expenses.

7.4	When Recovery Includes the Cost of Past or Future Expenses.

In certain circumstances, a Participant may receive a Recovery that includes amounts intended to be compensation for past and/or future expenses for treatment of the illness or injury that is the subject of the Recovery.  The Plan will not cover any expenses for which compensation was provided through a previous Recovery.  This exclusion will apply to the full extent of such Recovery or the amount of the expenses submitted to the Plan for payment, whichever is less.  Participation in the Plan also precludes operation of the “made-whole” and “common-fund” doctrines in applying the provisions of this Article VII.

It is the responsibility of the Participant to inform the Plan Administrator when expenses incurred are related to an illness or injury for which a Recovery has been made.  Acceptance of benefits under this Plan for which the Participant has already received a Recovery will be considered fraud, and the Participant will be subject to any sanctions determined by the Plan Administrator, in its discretion, to be appropriate.  The Participant is required to submit full and complete documentation of any such Recovery in order for the Plan to consider eligible expenses that exceed the Recovery.

7.5	When a Participant Retains an Attorney.

If the Participant retains an attorney, the Plan will not pay any portion of the Participant’s attorneys’ fees and costs associated with the Recovery, nor will it reduce its Reimbursement pro-rata for the payment of the Participant’s attorneys’ fees and costs.  Attorneys’ fees will be payable from the Recovery only after the Plan has received full Reimbursement.

The Plan Administrator reserves the absolute right and discretion to require the Participant’s attorney to sign an S&R Agreement as a condition to any payment of benefits under the Plan and as a condition to any payment of future Plan benefits for the same or other illnesses or injuries.  Additionally, pursuant to such S&R Agreement, the Participant’s attorney must acknowledge and consent to the fact that the “made-whole” and “common fund” doctrines are inoperable under the Plan, and the attorney must agree not to assert either doctrine in his pursuit of Recovery.

Any Recovery paid to the Participant’s attorney will be subject to the Plan’s equitable lien, and thus an attorney who receives any Recovery has an absolute obligation to immediately tender the Recovery (to the extent of 100% of the amount paid by the Plan for the Participant’s injury or illness and expenses incurred by the Plan in enforcing the provisions of this Article VII, including attorneys’ fees and costs of suit regardless of an action’s outcome) to the Plan under the terms of this Article VII.  A Participant’s attorney who receives any such Recovery and does not immediately tender the recovery to the Plan will be deemed to hold the Recovery in constructive trust for the Plan because neither the Participant nor his attorney is the rightful owner of the Recovery to the extent the Plan has not received full Reimbursement.

7.6	When a Participant Does Not Comply.

When a Participant does not comply with the provisions of this Article VII, the Plan Administrator will have the power and authority, in its sole discretion, to (i) deny payment of any claims for benefits by or on behalf of the Participant and (ii) deny or reduce future benefits payable (including payment of future benefits for the same or other injuries or illnesses) under the Plan by the amount due as Reimbursement to the Plan.  The Plan Administrator may also, in its sole discretion, deny or reduce future benefits (including future benefits for the same or other injuries or illnesses) under any other group benefits plan maintained by the Plan Sponsor.  The reductions will equal the amount of the required Reimbursement.  If the Plan must bring an action against a Participant to enforce the provisions of this Article VII, the Participant will be obligated to pay the Plan’s attorneys’ fees and costs regardless of the action’s outcome.

ARTICLE VIII
AMENDMENT OR TERMINATION

8.1	Right to Amend.

The CEO and the Vice President of Human Resources (“VP of HR”) shall each have the right, authority and power to make, at any time, and from time to time, any amendment to the Plan; provided, however, no amendment shall prejudice any claim under the Plan that was incurred but not paid prior to the amendment date, unless the CEO or VP of HR, as applicable, determines such amendment is necessary or desirable to comply with applicable law.  Moreover, if the Plan is amended, a Participant’s right to receive coverage for expenses incurred for supplies or services that were actually received or actually rendered on his behalf before the effective date of such amendment shall not be reduced or eliminated.  However, an amendment may reduce or eliminate a Participant’s right to receive coverage for expenses that are or will be incurred for supplies or services that are received or rendered on or after the effective date of the amendment, even if such supplies or services were approved or are part of a series of treatments or services that began prior to such effective date.

8.2	Right to Terminate.

The CEO and VP of HR shall each have the right, authority and power to terminate the Plan at any time, in whole or in part, without prior notice, to the extent deemed advisable in its or his discretion; provided, however, such termination shall not prejudice any claim under the Plan that was incurred but not paid prior to the termination date unless the CEO or VP of HR, as applicable, determines it is necessary or desirable to comply with applicable law.  An Employer, by action of its board of directors,  may terminate the Plan with respect to its Employees only, at any time with at least thirty (30) days prior notice to the Plan Administrator; provided, however, the Plan Administrator, in its discretion, may limit such termination to the end of a Plan Year.

8.3	Adoption of the Plan by Affiliates.

With the approval of the Plan Sponsor, any Affiliate may adopt and become an adopting Employer under the Plan by executing and delivering to the Plan Sponsor an adoption instrument stating that the Affiliate intends to adopt the Plan and to be bound as an Employer by all the terms and conditions of the Plan with respect to its eligible Employees.  The adoption instrument shall specify the effective date of such adoption of the Plan and shall become, as to such Affiliate and its Employees, a part of the Plan.  Any Affiliate which adopts the Plan shall designate the Plan Sponsor as its agent to act for it in all transactions affecting the administration of the Plan, and shall designate the Plan Administrator to act for such Affiliate and its Participants in the same manner in which the Plan Administrator may act for the Plan Sponsor and its Participants hereunder.  Any Employer may elect to cease to participate in the Plan with respect to its Employees; provided, however, the Plan Administrator, in its discretion, may delay the effective date of such withdrawal by the Employer such as, for example, to the end of the Plan Year.  The Plan Administrator may amend Appendix A to the Plan, as needed, to reflect an Employer’s withdrawal of the Plan, without regard to the formal amendment provisions of the Plan.

ARTICLE IX
ADMINISTRATION

9.1	Allocation of Authority.

The Plan Administrator shall control and manage the operation and administration of the Plan, except to the extent such duties have been delegated to other persons or entities as provided by the Plan. Any decisions made by the Plan Administrator (or any other person or entity delegated authority by the Plan Administrator to act in accordance with the Plan) shall be final and conclusive on all Employees, their Spouses and Dependents, and all other persons and entities, subject only to the claims appeal provisions of the Plan.  Neither the Plan Administrator or any Employee shall receive any compensation with respect to services provided under the Plan, except as an Employee may be entitled to benefits hereunder.

9.2	Powers and Duties of Plan Administrator.

The Plan Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

(a)
to have final discretionary authority to (i) administer, enforce, construe, and construct the Plan, (ii) make decisions relating to all questions of eligibility to participate, and (iii) make a determination of benefits including, without limitation, reconciling any inconsistency, correcting any defect, supplying any omission, and making all findings of fact.  All decisions, interpretations and other determinations described in this subsection (a) shall be final and conclusive on all persons and entities subject only to the claims appeal provisions of the Plan.  Benefits under the Plan will be paid only if the Plan Administrator determines in its discretion that the Participant is entitled to them.  There shall be no de novo review of any such determination by any court.  Any review of such determination shall be limited to determining whether the determination was so arbitrary and capricious as to be an abuse of discretion under ERISA standards;

(b)	to prescribe procedures to be followed by Participants filing application for benefits;

(c)	to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

(d)	to receive from the Employer and from Participants such information as necessary for the proper administration of the Plan;

(e)	to furnish the Employer and the Participants such annual reports with respect to the administration of the Plan as necessary;

(f)	to receive, review and keep on file (as it deems necessary) reports of benefit payments by the Employer and reports of disbursements for expenses;

(g)
to exercise such authority and responsibility as it deems appropriate in order to comply with the terms of the Plan relating to the records of Participants, including an examination at the Employer’s expense of the records of the Plan to be made by such attorneys, accountants, auditors or other agents as it may select, in its discretion, for that purpose; and

(h)	to appoint persons or entities to assist in the administration as it deems advisable; and the Plan Administrator may delegate thereto any power or duty imposed upon or granted to it under the Plan.

The Plan Administrator may rely upon the direction or information from a Participant relating to such Participant’s entitlement to benefits hereunder as being proper under the Plan, and shall not be responsible for any act or failure to act.  Neither the Plan Administrator nor the Employer makes any guarantee to any Employee in any manner for any loss because of the Employee’s participation in the Plan.

If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by prior interpretations or other evidence of intent, or as determined by the Plan Administrator in its sole and exclusive judgment, the provision shall be considered ambiguous and shall be interpreted by the Plan Administrator in a fashion consistent with its intent, as determined by the Plan Administrator.  The Plan may be amended retroactively to cure any such ambiguity, notwithstanding anything in the Plan to the contrary.

9.3	Delegation by the Plan Administrator.

The Plan Administrator may delegate to other persons or entities any of the administrative functions relating to the Plan, together with all powers necessary to enable its designee(s) to properly carry out such duties hereunder.  The Plan Administrator may employ such counsel, accountants, consultants, actuaries and such other persons or entities as it deems advisable in its discretion.  The Plan Administrator, as well as any person to whom any duty or power in connection with the operation of the Plan is delegated, may rely upon all tables, valuations, certificates, reports, and opinions furnished by any actuary, accountant (including any Employees who are actuaries or accountants), consultant, third-party administration service provider, legal counsel, or other specialist.  Moreover, the Plan Administrator or such delegate shall be fully protected in respect to any action taken or permitted in good faith in reliance on such table, valuations, certificates, etc.

9.4	Rules and Decisions.

The Plan Administrator may adopt such rules and procedures, as it deems necessary or appropriate for the proper administration of the Plan.  The Plan Administrator shall be entitled to rely upon information furnished to it which appears proper without the necessity of any independent verification or investigation.

9.5	Facility of Payment for Incapacitated Participant.

Whenever, in the Plan Administrator’s opinion, a Participant is entitled to receive any payment of a benefit hereunder and is under a legal disability or is incapacitated in any way so as to be unable to manage his own financial affairs (including physical and mental incompetence or status as a minor), the Plan Administrator may direct payments to such person or to the person’s legal representative (such as a guardian or conservator, upon proper proof of appointment furnished to the Plan Administrator), dependent, or relative of such person for such person’s benefit, or the Plan Administrator may direct payment for the benefit of such person in such manner as the Plan Administrator considers advisable in its discretion.  Any payment of a benefit, to the full extent thereof, in accordance with the provisions of this Section 9.5 shall be a complete discharge of any liability for the making of such payment under the Plan.

9.6	Reporting Responsibilities.

The Plan Administrator shall file with the appropriate office of the Internal Revenue Service or the Department of Labor, as applicable, all reports, returns and notices required under ERISA or the Code including, but not limited to, annual reports (on Form 5500 series or its successor).

9.7	Disclosure Responsibility.

The Plan Administrator shall make available to each Participant such records, documents and other data as may be required under ERISA, and Participants shall have the right to examine such records at reasonable times during regular business hours.  Nothing contained in the Plan shall give any Participant the right to examine any data or records reflecting the compensation paid to any other Participant except as required by applicable law which cannot be waived.

9.8	Fiduciaries.

The Plan Administrator is a named fiduciary.  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.  The Plan Administrator may designate persons or agents (including third party administrators) to carry out fiduciary responsibilities under the Plan.

9.9	Complete and Separate Allocation of Fiduciary Responsibilities.

It is intended that this Article IX shall allocate to each named fiduciary the individual responsibility for the prudent execution of the actions assigned to each named fiduciary.  The performance of such responsibilities shall be deemed a several assignment and not a joint assignment.  None of such responsibilities, nor any other responsibility, is intended to be shared by two or more of such fiduciaries unless such sharing is provided by a specific provision of the Plan.  Whenever one named fiduciary is required by the Plan to follow the directions of another, the two shall not be deemed to have been assigned a shared responsibility, but the responsibility of the one giving the direction shall be deemed the named fiduciary with regard to said responsibility to be its sole responsibility, and the responsibility of the one receiving such direction shall be to follow it insofar as such direction is on its face proper under the Plan and applicable law.

9.10	Disclaimer of Liability.

Except as otherwise required by Sections 404 through 409 of ERISA, the Plan Sponsor, any Employer or the board of directors of any Employer, the Plan Administrator, nor any other person or entity designated to carry out fiduciary responsibilities pursuant to the Plan, shall be liable for any act, or failure to act, which is made in good faith pursuant to the provisions of the Plan.

9.11	Indemnification.

To the full extent permitted by law, the Plan Sponsor and each other Employer (collectively, in this Section 9.11, the “Employer”) jointly and severally shall indemnify each past, present and future Employee who acts in the capacity of an agent, delegate or representative of the Plan Administrator (including any benefits committee) or the Plan Sponsor, under the Plan (collectively, each such Employee shall be referred to in this Section 9.11 as a “Plan Administration Employee”) against, and each Plan Administration Employee shall be entitled without further act on his part to indemnity from the Employer for, any and all losses, liabilities, costs and expenses (including the amount of judgments, court costs, attorneys’ fees and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to an Employer) incurred by the Plan Administration Employee in connection with or arising out of any pending, threatened or anticipated possible action, suit, or other proceeding, including any investigation that might lead to such a proceeding, in which he is or may be involved by reason of, or in connection with, his being or having been a Plan Administration Employee.  This indemnity obligation is intended to indemnify the Plan Administration Employee against the consequences of his active, passive, concurrent or partial negligence; provided, however, such indemnity shall not include any and all losses, liabilities, costs and expenses incurred by any such Plan Administration Employee (a) with respect to any matters as to which he is finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties as a Plan Administration Employee, or (b) with respect to any matter to the extent that a settlement thereof is effected in an amount in excess of the amount approved by the Plan Sponsor (which approval shall not be unreasonably withheld).

No right of indemnification hereunder shall be available to, or enforceable by, any such Plan Administration Employee unless, within twenty (20) days after his actual receipt of service of process in any such action, suit or other proceeding (or such longer period as may be accepted by the Plan Sponsor), he shall have offered the Plan Sponsor, in writing, the opportunity to handle and defend same at its sole expense, and the decision by the Plan Sponsor to handle the proceeding shall conclusively determine that the Plan Administration Employee is entitled to the indemnity provided herein unless he then expressly agrees otherwise.

Until and unless a final judicial determination has been made that indemnity is not applicable, all the costs and expenses of the Plan Administration Employee shall be promptly and fully paid or reimbursed by the Employer upon demand.

The foregoing right of indemnification shall inure to the benefit of the heirs, executors, administrators and personal representatives of each Plan Administration Employee, and shall be in addition to all other rights to which he may be entitled as a matter of law, contract, or otherwise.

ARTICLE X
COBRA CONTINUATION COVERAGE

10.1	Continuation of Benefits under COBRA.

Qualified Beneficiaries shall have all continuation rights required by COBRA for group health plan benefits offered under the Plan.  The Plan Administrator shall adopt such policies and provide such forms, as it deems advisable, to implement the rights contemplated by this Section 10.1.

Notwithstanding anything in the Plan to the contrary, the Plan will be administered consistent with the requirements of the COBRA provisions in the American Recovery and Reinvestment Act of 2009 (“ARRA”).  Such provisions affect Employees who involuntarily terminated employment between September 1, 2008 and May 31, 2010 or such other end date specified in ARRA, as amended, or subsequent federal legislation.  Such former Employees should contact the Plan Administrator at the address and telephone number listed in Article XIII for additional information regarding the COBRA special notice, contribution subsidy, and election procedures that may apply to them.

10.2	Election of COBRA Coverage.

(a)	COBRA Continuation Coverage for Terminated Employees.

A Qualified Beneficiary who is a Covered Employee may elect COBRA Continuation Coverage, at his own expense, if his participation under the Plan would terminate as a result of either of the following Qualifying Events: termination of employment (other than for gross misconduct) or reduction of hours of employment with the Employer.

(b)	Enrollment for COBRA Continuation Coverage.

A Qualified Beneficiary (or a third party on behalf of the Qualified Beneficiary) must complete and return the required enrollment materials within a maximum of sixty (60) days from the later of:

(i)	loss of coverage; or

(ii)	the date the Plan Administrator sends notice of eligibility for COBRA Continuation Coverage.

Failure to enroll for COBRA Continuation Coverage during this maximum sixty (60) day period will terminate all rights to COBRA Continuation Coverage under this Article X.  A separate election as to what health coverage, if any, is desired may be made by or on behalf of each Qualified Beneficiary.  Elections for COBRA Continuation Coverage may be made by the

Qualified Beneficiary or on his behalf by a third party (including a third party that is not a Qualified Beneficiary).

If, during the election period, a Qualified Beneficiary waives COBRA Continuation Coverage, the waiver can be revoked at any time before the end of the election period.  Revocation of the waiver is an election of COBRA Continuation Coverage.  However, if a waiver is later revoked, coverage shall not be provided retroactively (that is, from the date of the loss of coverage until the waiver is revoked).  Waivers and revocations of waivers are considered made on the date they are sent to the Plan’s COBRA Administrator at the address listed in Section 10.12.

10.3	Period of COBRA Coverage.

A Qualified Beneficiary who qualifies for COBRA Continuation Coverage as a result of termination of employment (other than for gross misconduct) or reduction in hours of employment, may elect COBRA Continuation Coverage for up to eighteen (18) months measured from the date of the Qualifying Event.

Coverage under this Section 10.3 may not continue beyond:

(a)	the date on which the Employer ceases to maintain a group health plan within its controlled group;

(b)	the last day of the month for which premium payments have been made, if the individual fails to make premium payments on time, in accordance with Section 10.4;

(c)	the date the Qualified Beneficiary, after the date he elects COBRA Continuation Coverage, first becomes enrolled in Medicare;

(d)
the date the Qualified Beneficiary, after the date he elects COBRA Continuation Coverage, first becomes covered under another group health plan and is no longer subjected, due to changes in the law or otherwise, to a pre-existing condition exclusion or limitation under the Qualified Beneficiary’s other coverage or new employer plan; or

(e)
in the case of a disabled Qualified Beneficiary receiving COBRA Continuation Coverage under the eleven (11) month extended coverage described in Section 10.6, and with respect to such extended coverage, the first day of the month that begins more than thirty (30) days after the date the Qualified Beneficiary is determined by the Social Security Administration to no longer be “disabled” within the meaning of the Social Security Act.

The Plan can terminate for cause the coverage of a Qualified Beneficiary on the same basis that the Plan terminates for cause the coverage of Similarly Situated Beneficiaries, for example, for the submission of a fraudulent claim.

10.4	Contribution Requirements for COBRA Coverage.

Qualified Beneficiaries who elect COBRA Continuation Coverage as a result of a Qualifying Event (or third parties on behalf of a Qualified Beneficiary) will be required to pay Continuation Coverage Contributions.  Qualified Beneficiaries (or third parties on behalf of a Qualified Beneficiary) must make the Continuation Coverage Contributions monthly on or prior to the first day of the month of such coverage.  However, a Qualified Beneficiary has forty-five (45) days from the date of an affirmative election to pay the Continuation Coverage Contributions for the first month plus the cost for the period between the date health coverage would otherwise have terminated due to the Qualifying Event and the date the Qualified Beneficiary actually elects COBRA Continuation Coverage.  If the Qualified Beneficiary fails to make the Continuation Coverage Contribution for the first month’s premium, coverage will either terminate or will be retroactively cancelled.

The Qualified Beneficiary shall have a thirty (30) day grace period from the due date (the first of each month) to make the Continuation Coverage Contributions due for such month.  Continuation Coverage Contributions must be postmarked on or before the end of the thirty (30) day grace period.

If Continuation Coverage Contributions are not made on a timely basis, COBRA Continuation Coverage will terminate as of the last day of the month for which such premiums were made on a timely basis.  The thirty (30) day grace period shall not apply to the forty-five (45) day period for payment of COBRA premiums as applicable to initial elections.

Except as provided in Section 10.6, the Continuation Coverage Contribution shall be one hundred percent (100%) of the cost of coverage plus a two percent (2%) administrative fee for a total contribution of one hundred two percent (102%) of the cost of coverage.

If timely payment of the Continuation Coverage Contribution is made to the Plan in an amount that is not significantly less than the amount due for a period of coverage, then the amount paid is deemed to satisfy the Plan’s requirement for the amount that must be paid for Continuation Coverage Contribution, unless the Plan notifies the Qualified Beneficiary of the amount of the deficiency and grants a reasonable period of time (thirty (30) days) for payment of the deficiency to be made.  For purposes of this Section 10.4, an amount not significantly less than the amount the Plan requires to be paid shall be defined as the lesser of fifty dollars ($50) or ten percent (10%) of the required payment amount.

10.5	Limitation on Qualified Beneficiary’s Rights to COBRA Coverage.

The Employer must notify the Plan Administrator of the Qualifying Event.  The notice must be provided within a maximum of thirty (30) days after the Qualifying Event.

10.6	Extension of COBRA Coverage Period.

A Qualified Beneficiary or the Covered Employee (or a representative of either) must notify the Plan Administrator, as described in Section 10.12, if a second Qualifying Event occurs while the Qualified Beneficiary is receiving COBRA Continuation Coverage.  The Qualified Beneficiary must notify the Plan Administrator within a maximum of sixty (60) days after the latest of (a) the second Qualifying Event, (b) the date the Qualified Beneficiary would lose coverage on account of the second Qualifying Event, or (c) the date on which the Qualified Beneficiary is informed, including through this Plan or a COBRA general notice, of his responsibility to provide a notice of a second Qualifying Event and the Plan’s procedures for providing such notice.

The maximum COBRA Continuation Coverage Period is extended up to eleven (11) months for Qualified Beneficiaries for up to twenty-nine (29) months in total (measured from the date of the Qualifying Event), provided the following requirements are met:

(a)
the Social Security Administration (“SSA”) determines that the Qualified Beneficiary was “disabled” on the date of the Qualifying Event or within the first sixty (60) days of COBRA Continuation Coverage following the Qualifying Event, and

(b)	the Qualified Beneficiary or the Covered Employee (or a representative of either) provides notice to the Plan Administrator, as described in Section 10.12, of such SSA determination:

(i)
within sixty (60) days after the latest of (A) the date of the SSA determination, (B) the date on which the Qualifying Event occurred, (C) the date on which the Qualified Beneficiary loses coverage due to the Qualifying Event, or (D) the date on which the Qualified Beneficiary is informed of the obligation to provide the disability notice; but

(ii)	not later than the last day of the initial eighteen (18) month period of COBRA Continuation Coverage.

In such event, the Continuation Coverage Contribution shall be one hundred fifty percent (150%) of the cost of coverage for the nineteenth (19th) through twenty-ninth (29th) months of COBRA Continuation Coverage.

However, if a Qualified Beneficiary who meets the above requirements receives a final determination from the SSA that he is no longer disabled, said beneficiary or the Covered Employee (or a representative of either) must notify the Plan Administrator, as described in Section 10.12, within thirty (30) days after the later of (a) the date of that determination or (b) the date on which the Qualified Beneficiary is informed of the obligation to provide the end-of-disability notice.  Such a final determination by the SSA shall end the disability extension of COBRA Continuation Coverage for all Qualified Beneficiaries as of the later of either:  (a) the first day of the month following thirty days (30) from the final determination date; or (b) the end of the COBRA Continuation Coverage period without regard to the disability extension.

10.7	Responses to Inquiries Regarding Qualified Beneficiary’s Right to Coverage.

If a provider of health care (such as a physician, hospital, or pharmacy) contacts the Plan to confirm coverage of a Qualified Beneficiary during the election period, the Plan will give a complete response to the health care provider about the Qualified Beneficiary’s COBRA Continuation Coverage rights during the election period, and his right to retroactive coverage if

COBRA is elected.  If a provider of health care (such as a physician, a hospital or pharmacy) contacts the Plan to confirm coverage of a Qualified Beneficiary with respect to whom the required payment has not been made for the current period, but for whom any applicable grace period has not expired, the Plan will inform the health care provider of all of the details of the Qualified Beneficiary’s right to pay for such coverage during the applicable grace period.

10.8	Coordination of Benefits - Medicare and COBRA.

For purposes of this Article X, “Medicare Entitlement” means being entitled to Medicare due to either (a) enrollment (automatically or otherwise) in Medicare Parts A or B, or (b) being medically determined to have end-stage renal disease (“ESRD”) and (i) having applied for Medicare Part A, (ii) having satisfied any waiting period requirement and (iii) being either (A) insured under Social Security, (B) entitled to retirement benefits under Social Security or (C) a spouse or dependent of a person satisfying either (A) or (B).  Such Medicare Entitlement is a COBRA terminating event.

If a Covered Employee has a Qualifying Event due to his termination of employment or reduction in work hours, and such Qualifying Event occurs less than eighteen (18) months after the date the Covered Employee became entitled to Medicare, the maximum period of COBRA Continuation Coverage for the Covered Employee is eighteen (18) months from the Qualifying Event.

If a Covered Employee has a Qualifying Event due to his termination of employment or reduction in work hours and, after the Covered Employee has elected COBRA Continuation Coverage and during the first eighteen (18) months of COBRA Continuation Coverage (or twenty-nine (29) months if extended due to disability), the Covered Employee first becomes entitled to Medicare, the Covered Employee’s COBRA Continuation Coverage shall end.  The Covered Employee must provide notice to the Plan Administrator, as described in Section 10.12, of the Covered Employee’s Medicare entitlement within a maximum of sixty (60) days after the latest of (a) the date of Medicare entitlement, (b) the date the Qualified Beneficiary would lose coverage on account of the Medicare Entitlement, or (c) the date on which the Qualified Beneficiary is informed, including through this Plan or a COBRA general notice, of the responsibility to provide a notice of Medicare entitlement and the Plan’s procedures for providing such notice.

10.9	Relocation and COBRA Coverage.

If a Qualified Beneficiary moves outside the service area of a region-specific benefit package, alternative coverage, if available to active employees, will be made available to the Qualified Beneficiary no sooner than the date of the Qualified Beneficiary’s relocation, or if later, the first day of the month following the month in which the Qualified Beneficiary requests the alternative coverage.  A Qualified Beneficiary has thirty (30) days from the date of the Qualified Beneficiary’s relocation to request the alternative coverage.

10.10	COBRA Coverage and HIPAA Special Enrollment Rules.

Once a Qualified Beneficiary is receiving COBRA Continuation Coverage, the Qualified Beneficiary has the same right to enroll family members under the Health Insurance Portability and Accountability Act of 1996 (HIPAA) rules as if the Qualified Beneficiary were an Employee or Participant in the Plan, provided that such family members do not become Qualified Beneficiaries, pursuant to Section 10.2, and are therefore not eligible to elect COBRA Continuation Coverage in their own right.

Election of COBRA Continuation Coverage by a Qualified Beneficiary may serve to bridge coverage between the Plan and any future coverage under another plan, may preserve the Qualified Beneficiary’s Creditable Coverage period and reduce or avoid applicable preexisting condition exclusions under another plan.

10.11	Definitions.

For purposes of this Article X only, the following definitions shall apply:

(a)	COBRA means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(b)
Continuation Coverage means the coverage elected by a Qualified Beneficiary as of the date of a Qualifying Event.  This coverage shall be the same as the health coverage provided to Similarly Situated Beneficiaries who have not experienced a Qualifying Event as of the date the Qualified Beneficiary experiences a Qualifying Event.  If the provisions of the Plan are modified for Similarly Situated Beneficiaries, such coverage shall also be modified in the same manner for all Qualified Beneficiaries as of the same date.  Open enrollment rights extended to active Employees will also be extended to similarly situated Qualified Beneficiaries.

(c)	Continuation Coverage Contribution means the amount of premium contribution required to be paid by or on behalf of a Qualified Beneficiary for Continuation Coverage.

(d)	Continuation Coverage Period means the applicable time period for which Continuation Coverage may be elected.

(e)
Covered Employee means an individual who was covered under the Plan on the day prior to the Qualifying Event and who is or was provided such coverage by virtue of the individual’s performance of services for one or more entities maintaining the Plan.  If an individual who otherwise would be a Covered Employee is denied coverage under the Plan in violation of applicable law, including HIPAA, the individual is considered a Covered Employee.

(f)
Open Enrollment Period means a period during which an Employee covered under the Plan can choose to be covered under another plan or under another benefit option within the same plan, or add or eliminate coverage of family members.

(g)	Qualified Beneficiary means a Covered Employee.

(h)	Qualifying Event means any of the following events which would otherwise result in a Covered Employee’s loss of health coverage under the Plan in the absence of this provision:

(i)	a Covered Employee’s termination of employment, for any reason other than gross misconduct;

(ii)	a Covered Employee’s reduction in work hours resulting in a change of status such that the Covered Employee is no longer eligible to be a Covered Employee;

(iii)	a Covered Employee’s entitlement to benefits under Medicare;

(iv)
the failure of a Covered Employee to return from FMLA Leave (Note: the Covered Employee and family members will be entitled to COBRA Continuation Coverage even if they failed to pay the employee portion of premiums for coverage under the Plan during the FMLA Leave); or

(v)	a proceeding in bankruptcy under Title 11 of the U.S. Code with respect to an Employer from whose employment a Covered Employee retired at any time.

Note:
A loss of health coverage under the Plan includes any increase in the premium or contribution that must be paid by the Covered Employee for coverage under the Plan that results from the occurrence of one of the events listed above in Subsections (h)(i) – (h)(v).  The loss of coverage need not occur immediately after the event, so long as the loss of coverage occurs before the end of the maximum COBRA Continuation Coverage Period.  If coverage is reduced or eliminated in anticipation of an event, such reduction or elimination is disregarded in determining whether the event causes a loss of coverage.

(i)	Similarly Situated Beneficiaries means Employees who are Participants in the Plan.

10.12	Qualified Beneficiary Notice Procedures.

Any notice that a Qualified Beneficiary is required to provide under this Article X must be in writing.  The Plan Administrator may perform services as the Plan’s COBRA Administrator, or the Plan Administrator may contract with a third party administrator to perform services as the COBRA Administrator on behalf of the Plan Administrator.  A Qualified Beneficiary must mail its applicable notice (“Event Notice”) to the COBRA Administrator at the following address:

Weingarten Realty Investors
Human Resources Department
2600 Citadel Plaza Drive, Suite 300
Houston, Texas 77008

The Event Notice must be postmarked no later than the last day of the applicable required notice period.  The information that must be provided in the Event Notice is based on the purpose of the Event Notice, as follows:

(a)
Qualifying Event Notice - The Event Notice to inform the Plan Administrator of a Qualifying Event (including a Covered Employee’s entitlement to Medicare) must contain (i) the name, address, date of birth and Social Security number of the Qualified Beneficiary; (ii) the name of the Plan to which the Event Notice applies; (iii) a description of the Qualifying Event; and (iv) the date on which the Qualifying Event occurred.

(b)
Disability Determination Notice - The Event Notice to inform the Plan Administrator of a Qualified Beneficiary’s disability determination by the SSA must contain (i) the name of the Qualified Beneficiary, (ii) the name of the Plan to which the Event Notice applies, and (iii) a copy of the SSA’s disability determination letter.

(c)
Determination of End of Disability Notice - The Event Notice to inform the Plan Administrator of the SSA’s determination that a disabled Qualified Beneficiary is no longer disabled must contain (i) the name of the Qualified Beneficiary, (ii) the name of the Plan to which the Event Notice applies, and (iii) a copy of the SSA’s determination letter that a disability no longer exists.

10.13	Special Second Election Period for Certain Eligible Individuals Who Did Not Elect COBRA Continuation Coverage.

Special COBRA rights may apply to certain Covered Employees who are eligible for trade adjustment assistance under the Trade Act of 2002 (“TAA Employees”).  These TAA Employees may be entitled to a second opportunity to elect COBRA Continuation Coverage for themselves and certain family members (if they did not already elect COBRA Continuation Coverage) during a special second election period.  This special second election period lasts for sixty (60) days or less.  It is the 60-day period beginning on the first day of the month in which the TAA Employee becomes eligible for certain benefits under the Trade Act of 2002 and during the six (6) month period immediately after the TAA Employee’s coverage under the Plan ends.  A Covered Employee who qualifies or may qualify for this special election period should contact the Plan Administrator’s Human Resources Department at the address and telephone number listed in Article XIII for additional information.

10.14	Questions and Other Information Regarding COBRA Coverage.

The Participant shall be responsible for keeping the Plan Administrator informed of any changes in his address.  Questions concerning a Participant’s COBRA coverage rights should be directed to the COBRA Administrator at the address and/or telephone number listed in Section 10.12.

In the event that the Plan Administrator changes COBRA Administrators or the Participant is unable to reach the above-referenced COBRA Administrator, the Participant should direct questions to the Plan Administrator’s Human Resources Department at the address and telephone number listed in Article XIII.

ARTICLE XI
HIPAA PRIVACY AND SECURITY

11.1	HIPAA Privacy and Security in General.

This Article XI is intended to comply with the requirements under HIPAA the Standards for Privacy of Individually Identifiable Health Information at 45 CFR part 160 and part 164, subparts A and E (“Privacy Standards”) and the Security Standards for the Protection of Electronic Protected Health Information at 45 CFR part 160 and part 164, subpart C (“Security Standards”), as promulgated under HIPAA.  References to any section of the Privacy Standards or Security Standards will include any amendments or successor provisions thereto.

For purposes of this Article XI, “Protected Health Information” (“PHI”) means information, including genetic information, that is created or received by the Plan and that (i) relates to the past, present, or future physical or mental health or condition of an individual, the provision of health care to an individual, or the past, present, or future payment for the provision of health care to an individual, (ii) identifies the individual or for which there is a reasonable basis to believe the information can be used to identify the individual, and (iii) is transmitted or maintained in any form or medium.  “Electronic Protected Health Information” (“ePHI”) means individually identifiable health information that is created or received by the Plan and transmitted by or maintained in electronic media.

11.2	Use and Disclosure of Protected Health Information.

The Plan Sponsor may only use and disclose PHI that it receives from the Plan, which is considered a “group health plan” as defined by the Privacy Standards, as permitted and/or required by, and consistent with, the Privacy Standards.  This includes, but is not limited to, the right to use and disclose a Participant’s PHI in connection with payment, treatment, and health care operations, or as otherwise permitted or required by law.  The Plan shall not use or disclose PHI that is genetic information for underwriting purposes.

Payment includes activities undertaken by the Plan to obtain premiums or determine or fulfill its responsibility for coverage and provision of Plan benefits that relate to an individual to whom health care is provided. These activities include, but are not limited to, the following:

(a)	Determination of eligibility, coverage and cost sharing amounts (for example, cost of a benefit, Plan maximums and copayments as determined for an individual’s claim);

(b)	Coordination of benefits or non-duplication of benefits;

(c)	Adjudication of health benefit claims (including appeals and other payment disputes);

(d)	Subrogation of health benefit claims;

(e)	Establishing employee contributions;

(f)	Risk adjusting amounts due based on enrollee health status and demographic characteristics;

(g)	Billing, collection activities and related health care data processing;

(h)	Claims management and related health care data processing, including auditing payments, investigating and resolving payment disputes and responding to Participant inquiries about payments;

(i)	Obtaining payment under a contract for reinsurance (including stop-loss and excess of loss insurance);

(j)	Medical necessity reviews or reviews of appropriateness of care or justification of charges;

(k)	Utilization review, including precertification, preauthorization, concurrent review and retrospective review;

(l)
Disclosure to consumer reporting agencies related to the collection of premiums or reimbursement (the following PHI may be disclosed for payment purposes: name and address, date of birth, Social Security number, payment history, account number and name and address of the provider and/or health plan); and

(m)	Obtaining reimbursements due to the Plan.

Health Care Operations include, but are not limited to, the following activities:

(a)	Quality assessment;

(b)
Population-based activities relating to improving health or reducing health care costs, protocol development, case management and care coordination, disease management, contacting health care providers and patients with information about treatment alternatives and related functions;

(c)	Rating provider and Plan performance, including accreditation, certification, licensing or credentialing activities;

(d)
Enrollment, premium rating and other activities relating to the creation, renewal or replacement of a contract of health insurance or health benefits, and ceding, securing or placing a contract for reinsurance of risk relating to health care claims (including stop-loss insurance and excess loss insurance);

(e)	Conducting or arranging for medical review, legal services and auditing functions, including fraud and abuse detection and compliance programs;

(f)
Business planning and development, such as conducting cost-management and planning-related analyses related to managing and operating the Plan, including formulary development and administration, development or improvement of payment methods or coverage policies; and

(g)	Business management and general administrative activities of the Plan, including, but not limited to:

(i)	Management activities relating to the implementation of, and compliance with, HIPAA’s administrative simplification requirements;
(ii)	Customer service, including the provision of data analyses for policyholders, plan sponsors or other customers;
(iii)	Resolution of internal grievances; and
(iv)
Due diligence in connection with the sale or transfer of assets to a potential successor in interest, if the potential successor in interest is a “covered entity” under HIPAA or, following completion of the sale or transfer, will become a covered entity.

11.3	Certification of Amendment of Plan Documents by Plan Sponsor.

The Plan will disclose PHI to the Plan Sponsor only upon receipt of a certification from the Plan Sponsor that the Plan documents have been amended to incorporate the provisions set forth in this Article XI.

11.4	Plan Sponsor Agrees to Certain Conditions for PHI.

The Plan Sponsor agrees to:

(a)	Not use or further disclose PHI other than as permitted or required by the Plan document or as required by law;

(b)
Ensure that any agents, including a subcontractor, to whom the Plan Sponsor provides PHI received from the Plan agree to the same restrictions and conditions that apply to the Plan Sponsor with respect to such PHI;

(c)	Not use or disclose PHI for employment-related actions and decisions unless the use or disclosure is made pursuant to an authorization in compliance with HIPAA;

(d)	Not use or disclose PHI in connection with any other benefit or employee benefit plan of the Plan Sponsor unless the use or disclosure is made pursuant to an authorization in compliance with HIPAA;

(e)	Report to the Plan any PHI use or disclosure that is inconsistent with the uses or disclosures provided for of which it becomes aware;

(f)	Make PHI available to an individual in accordance with HIPAA's access requirements;

(g)	Make PHI available for amendment and incorporate any amendments to PHI in accordance with HIPAA;

(h)	Make available the information required to provide an accounting of disclosures;

(i)	Make internal practices, books and records relating to the use and disclosure of PHI received from Plan available to the HHS Secretary for the purposes of determining the Plan's compliance with HIPAA;

(j)
If feasible, return or destroy all PHI received from the Plan that the Plan Sponsor still maintains in any form, and retain no copies of such PHI when no longer needed for the purpose for which disclosure was made (or if return or destruction is not feasible, limit further uses and disclosures to those purposes that make the return or destruction infeasible); and

(k)	Establish separation between the Plan and the Plan Sponsor in accordance with 45 CFR § 164.504(f)(2)(iii).

With respect to ePHI, the Plan Sponsor agrees, on behalf of the Plan, to:

(a)
Implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the ePHI that it creates, receives, maintains, or transmits on behalf of the Plan;

(b)	Ensure that adequate separation required by 45 C.F.R. §164.504(f)(2)(iii) under the Privacy Standards is supported by reasonable and appropriate security measures;

(c)
Ensure that any agent, including a subcontractor, to whom it provides this information or who receives this information on behalf of the Plan agrees to implement reasonable and appropriate security measures to protect the information; and

(d)	Report to the Plan any security incident of which it becomes aware, in accordance with the administrative procedures adopted by the Plan for compliance with the Security Standards.

11.5	Adequate Separation Between the Plan and the Plan Sponsor.

In accordance with the Privacy Standards, only the following Employees or classes of Employees may be given access to PHI:

•	Vice President of Human Resources;

•	Human Resources Manager;

•	Human Resources Coordinator;

•	Human Resources Assistant; and

•	Senior Benefits Analyst.

11.6	Limitations of PHI Access and Disclosure.

The persons described in Section 11.5 may only have access to and use and disclose PHI for Plan administration functions that the Plan Sponsor performs for the Plan.

11.7	Noncompliance Issues.

If the persons described in Section 11.5 do not comply with this Plan document, the Plan Sponsor shall provide a mechanism for resolving issues of noncompliance, including disciplinary sanctions.

11.8	Additional Requirements Imposed by the Health Information Technology for Economic and Clinical Health Act (“HITECH”).

The provisions of this Section 11.8 will apply to the Plan to the extent the Plan is a “covered entity” as defined in 45 CFR § 160.103.  In accordance with, and to the extent required by, HITECH and the regulations and other authority promulgated thereunder by the appropriate governmental authority, the Plan will (a) comply with notification requirements when unsecured PHI has been accessed, acquired, or disclosed as a result of a breach, (b) comply with an individual’s request to restrict disclosure of PHI, (c) limit disclosures of PHI to a limited data set or the minimum necessary, (d) provide an accounting of disclosures, and (e) provide access to PHI in electronic format.

11.9	Other Medical Privacy Laws.

The Plan shall comply with the Privacy Standards and Security Standards as well as with any applicable federal, state and local laws governing confidentiality of health care information, to the extent such laws are not preempted by HIPAA or ERISA.

ARTICLE XII
MISCELLANEOUS LAW PROVISIONS

12.1	Rights of States for Group Health Plans where Participants are Eligible for Medical Benefits.

(a)           Compliance by Plans with Assignment of Rights.

The Plan shall comply with any assignment of rights made by or on behalf of a Participant as required by a state plan for medical assistance approved under Title XIX of the Social Security Act pursuant to Section 1912(a)(l)(A) of such Act (as in effect on the date of the enactment of the Omnibus Budget Reconciliation Act of 1993).

(b)           Enrollment and Provision of Benefits Without Regard to Medicaid Eligibility.

In determining or making any payments for benefits of an individual as a Participant, the fact that the individual is eligible for or is provided medical assistance under a state plan for medical assistance approved under Title XIX of the Social Security Act will not be taken into account.

(c)           Acquisition by States of Rights of Third Parties.

If payment has been made under a state plan for medical assistance approved under Title XIX of the Social Security Act offered under the Plan in any case in which a group health plan has a legal liability to make payment for items or services constituting such assistance, payment for benefits under the Plan will be made in accordance with any state law which provides that the state has acquired the rights with respect to a Participant to such payment for such items or services; provided, however that in no event shall such a state law be applied to the extent it attempts to create rights for the state plan which are greater than those of the Participant under the Plan, specifically including any state law which provides that a state plan can make a claim for benefits or recover benefits beyond the period permitted under the Plan.

12.2	Family and Medical Leave Act.

(a)	General.

If a Participant takes an FMLA Leave, coverage for such Participant may continue, subject to the Participant’s continued participation in the Plan, on the same basis as for active Participants for the first day on which such approved leave began until the end of the FMLA Leave, pursuant to the requirements of the FMLA.  The Employee may continue his coverage for the period of the leave of absence, but not to exceed the period prescribed by FMLA.  If the Employee fails to return to work on expiration of the leave period or notifies the Employer during the leave that he will not be returning to work due to reasons within his control, his coverage under the Plan will be terminated on the date he fails to return to work or the date following the date he gives such notice to the Employer.

(b)	Re-enrollment.

Coverage shall commence on the day of his return to Active Employment.  However, coverage will be reinstated only if the person(s) had coverage under the Plan when the FMLA Leave started, and will be reinstated to the same extent that it was in force when that coverage terminated, subject to any changes that affect the work force as a whole.

(c)           COBRA.

An approved leave of absence, which may include an FMLA Leave, does not constitute a Qualifying Event under COBRA within the meaning of Section 10.11.  The failure of the Participant to return to work following the FMLA Leave is a COBRA Qualifying Event.  Notification by the Participant of the Participant’s intent not to return from FMLA Leave is a COBRA Qualifying Event if such failure to return results in a termination of employment.  The last day of such leave shall be deemed the date the Qualifying Event occurred.

(d)           Termination of Benefits while on FMLA Leave.

If a Participant’s coverage under the Plan terminated while on FMLA Leave, such coverage will be reinstated upon timely return from FMLA Leave.

12.3	Uniformed Services Employment and Reemployment Rights Act.

The Plan shall comply with the Uniformed Services Employment and Reemployment Rights Act of 1994 with regard to continuation rights during an approved military leave of absence and reenrollment rights on return from such military leave of absence.

12.4	Health Insurance Portability and Accountability Act.

The Plan shall comply with HIPAA except to the extent that the Plan is an “excepted benefit” that is not subject to HIPAA’s portability provisions.

(a)	Eligibility.

The Plan shall not base eligibility rules or waiting periods on any of the following: health status, mental or physical medical condition, genetic information or evidence of insurability or disability.  However, the Plan may continue to provide for the exclusion of specified health conditions or lifetime maximums on either specific benefits or all benefits provided under the Plan.  These restrictions do not preclude the Plan from applying differing benefit levels, benefit schedules or premium rates in certain situations as provided under HIPAA.

(b)	Certificate of Creditable Coverage.

(i)	Content.

The Plan Administrator, or a third-party administrator contracted by the Plan Administrator to perform certain HIPAA portability services on its behalf, may serve as the Plan’s HIPAA Notice Administrator.  The HIPAA Notice Administrator will provide the Participant with a Certificate of Creditable Coverage which contains the following information: (A) the date the Certificate is issued; (B) the name of the Plan; (C) the name of the Employee and other Participant(s) with respect to whom the Certificate applies and the identification number, if any, of the Employee and Participant(s) under the Plan; (D) the name, address and telephone number of the HIPAA Notice Administrator providing the Certificate; (E) a statement of the number of months of Creditable Coverage that was not interrupted by a Significant Break in Coverage, or the dates of any waiting period and the date Creditable Coverage began; (F) the date Creditable Coverage ended, unless coverage is continuing;

and (G) an educational statement regarding HIPAA, which explains: (1) the restrictions on the ability of a plan or issuer to impose a preexisting condition exclusion (including an individual’s ability to reduce a preexisting condition exclusion by Creditable Coverage); (2) special enrollment rights; (3) the prohibitions against discrimination based on any health factor; (4) the right to individual health coverage; (5) the fact that state law may require issuers to provide additional protections to individuals in that state; and (6) where to get more information.

(ii)	Timing.

The Certificate will be provided to Participants by the HIPAA Notice Administrator under the following circumstances and time frames:

(A)
Upon request by or, on behalf of, the Participant, at any time while the Participant has coverage under the Plan and within 24 months after coverage under the Plan ceases (the Certificate will be provided by the earliest date that the Plan, acting in a reasonable and prompt fashion, can provide the Certificate);

(B)
For a Participant who is a Qualified Beneficiary entitled to elect COBRA Continuation Coverage (see Article X), the Certificate will be provided no later than when a notice is required to be provided for a Qualifying Event under COBRA;

(C)	For a Participant who loses coverage under the Plan and is not entitled to elect COBRA Continuation Coverage, the Certificate will be provided within a reasonable time after coverage ceases; and

(D)
For a Participant who is a Qualified Beneficiary and has elected COBRA Continuation Coverage (see Article X), the Certificate will be provided either within a reasonable time after the cessation of COBRA Continuation Coverage or, if applicable, after the expiration of any grace period for the payment of COBRA premiums if COBRA Coverage ceased for a failure to pay, or timely pay, the COBRA premium.

If a Participant’s coverage ceases due to the operation of a lifetime maximum benefit limitation, coverage is considered to cease for purposes of Section 12.4(e)(ii)(C) on the earliest date that a claim is denied due to the operation of the lifetime maximum benefit limitation.

(iii)	Procedures for Requesting Certificate of Creditable Coverage.

HIPAA requires that the Plan provide a Certificate to each individual who requests one, provided that the Certificate is requested while the individual is a Participant under the Plan or within 24 months after the individual’s coverage under the Plan ends.  The request for a Certificate can also be made by another person or entity on behalf of such individual.

The individual is entitled to receive a Certificate upon request as provided in this subsection (iii) even if the Plan has previously issued a Certificate to the individual.

The HIPAA Notice Administrator is the Plan Administrator.  Accordingly, a request for a Certificate must be directed to the Plan Administrator at the address and/or telephone number listed in Article XIII.

Telephone requests will be accepted only if the Certificate is to be mailed to the last known address that the Plan has on file for the individual to whom the request relates.  All other requests must be submitted to the HIPAA Notice Administrator in writing.

All requests must include:

•	The name of the individual for whom the Certificate is requested;

•	The last date that the individual was covered under the Plan;

•	The name of the Participant who enrolled the individual in the Plan (if the individual is not the Participant); and

•	A telephone number where the individual for whom the Certificate is being requested can be reached, in the event of any difficulties.

Requests that are required to be made in writing must also include:

•
The name of the person making the request and evidence, acceptable to the Plan Administrator, of that person’s authority to request and receive the Certificate on behalf of the individual (if the individual is not the requestor);

•	The address to which the Certificate should be mailed; and

•	The signature of the requestor.

Once the HIPAA Notice Administrator receives a request that meets the foregoing requirements, the Plan will act in a reasonable and prompt manner to provide the Certificate.

12.5	Newborns’ and Mothers’ Health Protection Act.

The Plan will comply with the Newborns’ and Mothers’ Health Protection Act (“NMHPA”) with respect to health benefits provided under a Welfare Program, except to the extent that such health benefits are “excepted benefits” which are not subject to the NMHPA provisions in Part 7 of ERISA.  Under NMHPA, the Plan and health insurance issuers offering group health insurance generally may not restrict benefits for any hospital length of stay in connection with childbirth for the mother or the newborn child to less than forty-eight (48) hours following a vaginal delivery or ninety-six (96) hours following a cesarean section delivery.  However, the Plan or the issuer may pay for a shorter stay if the attending provider, after consultation with the mother, discharges the mother or newborn earlier.  The Plan and the insurers may not set the level of benefits or out-of-pocket costs so that any later portion of the forty-eight (48) hour (or ninety-six (96) hour) stay is treated in a manner less favorable to the mother or newborn than any earlier portion of the stay.  The Plan or insurers may not require that a physician or other health care provider obtain authorization for prescribing a length of stay of up to forty-eight (48) hours or ninety-six (96) hours, as applicable.

12.6	Other Laws.

The Plan shall comply with all other laws to the extent (a) not preempted by ERISA and (b) applicable to the Plan.  Such laws shall include, but not be limited to, the Mental Health Parity and Addiction Equity Act, the Women’s Health and Cancer Rights Act, the Genetic Information Nondiscrimination Act, the Americans with Disabilities Act, the Pregnancy Discrimination Act, and the Small Business Job Protection Act.

12.7	Invalidity of Particular Provision.

If any provision of the Plan shall be held invalid or illegal for any reason, any invalidity or illegality shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the invalid or illegal provision had not been inserted herein.  The Plan Sponsor shall have the privilege and opportunity to correct and remedy those questions of invalidity or illegality by an amendment to the Plan.

12.8	Acceptance of Terms and Conditions of the Plan by Participants.

Each Participant, by making application to become a Participant under the Plan or by the execution of any form authorized under the terms of the Plan, approves and agrees to be bound by the terms and provisions of the Plan and by the actions of the Plan Administrator taken in accordance with the Plan.

12.9	Construction.

Words used in the Plan in the singular shall include the plural and vice-versa. The gender of words used herein shall be construed to include whichever may be appropriate under particular circumstances of the masculine, feminine or neuter genders.  Headings of articles and sections used herein are inserted for convenience of reference and shall not create any inference or presumption concerning the construction of the Plan.

12.10	Non-Alienation of Benefits.

No benefit, right or interest of any Participant, Dependent or beneficiary under the Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, seizure, attachment or legal, equitable or other process, or be liable for, or subject to, the debts, liabilities or other obligations of such person, except as otherwise required by law or, in the case of assignments, as permitted under the terms of the Plan.  The Employer shall not be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant, Dependent or beneficiary entitled to benefits hereunder.

12.11	Limitation of Rights.

Neither the establishment nor the existence of the Plan, nor any modification thereof, shall operate or be construed so as to:

(a)
give any person any legal or equitable right against the Plan (including any assets of the Plan), the Plan Sponsor, an Employer or the Plan Administrator, except as required by controlling law which cannot be waived; or

(b)
create a contract of employment with any Employee, obligate the Plan Sponsor or an Employer to continue the service of any Employee, or affect or modify the terms of an Employee’s employment in any way, including the right of the Employer to discharge any Employee, with or without cause, at any time.

12.12	Costs and Expenses.

Any costs and expenses incurred in the administration of the Plan shall be paid by the Plan, by the Plan Sponsor and/or by one or more Employers, as determined by the Plan Sponsor.

12.13	Overpayments.

If for any reason, any benefit, premium or fee under the Plan is erroneously paid to a Participant, a provider, insurance company or other person or entity for the benefit of a Participant, such Participant, provider, insurance company or other related entity, as determined in the discretion of the Plan Administrator, shall be responsible for refunding the overpayment to the Plan.  The refund shall be a lump-sum payment charged directly to the Participant, a reduction of the amount of future benefits otherwise payable, or any other method which the Plan Administrator deems appropriate in its discretion.  The selected method may include, without limitation, payroll deduction (in which case the Employee shall execute such forms authorizing payroll deduction as the Plan Administrator shall require as a mandatory condition of his participation, or continued participation, in the Plan).

12.14	Entire Plan.

This Plan and Summary Plan Description and any appendices or exhibits attached hereto set forth the entire Plan, and fully supersede any and all prior plans, summary plan descriptions, agreements, representations, promises or understandings, written or oral, pertaining to the subject matter hereof.  Any amendment to the Plan must be in writing and in accordance with the applicable requirements of the Plan.

12.15	Controlling Law.

The Plan shall be construed, regulated and administered under the laws of the State of Texas without regard to its conflicts of law principles, except as preempted by ERISA or other controlling federal law.

ARTICLE XIII
IMPORTANT ERISA INFORMATION

Name of Plan:  Weingarten Realty Investors Executive Medical Reimbursement Plan.

Plan Sponsor / Plan Administrator: Weingarten Realty Investors, 2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77008.

Plan Sponsor’s / Plan Administrator’s Telephone Number: (713) 866-6000.

Employer Identification Number: 76-0124086.

Plan Number: 502.

Type of Plan:  The Plan is an “employee welfare benefit plan” subject to ERISA that provides medical reimbursement benefits to Participants.

Type of Administration:  The Plan is administered by the Plan Administrator, with benefits being provided in accordance with the terms, limits and conditions of the Plan.

Agent for Service of Legal Process:  The Plan Administrator at the address listed above.

Plan Year:  The Plan and its records are kept on a Plan Year basis.  The Plan Year is the 12-month period beginning each January 1st and ending on December 31st.

Sources of Contributions:  The Employer and Participants pay the costs for coverage.

ARTICLE XIV
STATEMENT OF ERISA RIGHTS

As a Participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA).  ERISA provides that all Plan Participants are entitled to:

Receive Information About Your Plan and Benefits

Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites and union halls, all Plan documents including insurance contracts, collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

Obtain copies of all Plan documents including insurance contracts and copies of the latest annual report (Form 5500 Series) and an updated Summary Plan Description, upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this Summary Annual Report.

Continue Group Health Plan Coverage

Continue healthcare coverage for yourself, Spouse or Dependents if there is a loss of coverage under the Plan as a result of a Qualifying Event.  You or your Dependents may have to pay for such coverage.  Review this Summary Plan Description and the documents governing the Plan on the rules governing your COBRA Continuation Coverage rights.

Reduction or elimination of exclusionary periods of coverage for preexisting conditions under your group health plan, if you have Creditable Coverage from another plan. You should be provided a Certificate of Creditable Coverage, free of charge, from your group health plan or health insurance issuer when you lose coverage under that plan, when you become entitled to elect COBRA Continuation Coverage, when your COBRA Continuation Coverage ceases, if you request it before losing coverage, or if you request it up to 24 months after losing coverage.  Without evidence of Creditable Coverage, you may be subject to a preexisting condition exclusion for 12 months (18 months for late enrollees) after your enrollment date in your coverage.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan.

The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of Plan Participants and beneficiaries.

No one, including the Employer, or any other person, may terminate you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

Enforce Your Rights

If a claim for a benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court.  In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, and you disagree with that denial, you must file an appeal of that denial in accordance with the Claims Procedures described in this Plan.  If your appeal is denied in accordance with the Claims Procedures herein, and you have exhausted the administrative remedies provided to you under the Plan, you may file suit in a state or Federal court.  In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a Medical Child Support Order, you may file suit in Federal court.  If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person who was sued to pay these costs and fees. If you are not successful, the court may order you to pay these costs and fees (for example, if it finds your claim is frivolous).

Assistance with Your Questions

If you have any questions about the Plan, you should contact the Plan Administrator at  (713) 866-6000.

If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator,  you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

WEINGARTEN REALTY INVESTORS
EXECUTIVE MEDICAL REIMBURSEMENT PLAN
AND SUMMARY PLAN DESCRIPTION

APPENDIX A

As of January 1, 2010, the Plan Sponsor is the only adopting Employer of the Plan.

A-1

IN WITNESS WHEREOF, the undersigned officer, being duly authorized to act on behalf of the Plan Sponsor, has approved, adopted and executed this Plan document on this 8 day of October, 2010, effective as of January 1, 2010.

ATTEST:		WEINGARTEN REALTY INVESTORS
By:	/s/ Dena Moon	By:	/s/ Stephen Richter
Name:	Dena Moon	Name:	Stephen Richter
Title:	Sr. Benefits Analyst	Title:	Exec. VP, CFO